NUMBER                   INCORPORATED UNDER THE LAWS OF                   SHARES

   B                              THE STATE OF
                                    DELAWARE


                                ADMIRALTY BANCORP


              1,000,000 SHARES CLASS "A" COMMON STOCK, NO PAR VALUE

              4,000,000 SHARES CLASS "B" COMMON STOCK, NO PAR VALUE



This Certifies that ____________________________________________ is the owner of
CLASS "B" COMMON fully paid and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ___________ day of _____________ A. D. ______



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  Treasurer/Secretary                                           President